As filed with the US Securities and Exchange Commission on April 24, 2024.

  Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________________

BURFORD CAPITAL LIMITED

(Exact name of registrant as specified in its charter)

Bailiwick of Guernsey (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

____________________

Oak House, Hirzel Street

St. Peter Port

Bailiwick of Guernsey

GY1 2NP

(Address of Principal Executive Offices, including Zip Code)

____________________

BURFORD CAPITAL Deferred Compensation PLAN

(Full title of the plan)

____________________

Puglisi & Associates
850 Library Avenue

Suite 204
Newark, Delaware 19711

(Name and address of agent for service)

(302) 738-6680

(Telephone number, including area code, of agent for service)

____________________

Copies to:

Mark N. Klein

General Counsel and Chief Administrative Officer
350 Madison Avenue
New York, New York 10017
Telephone: (212) 235-6820

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐
Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. Plan Information.

All information required by Item 1 of Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this registration statement on Form S-8 (this “Registration Statement”) in accordance with Rule 428 under the US Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

All information required by Item 2 of Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with, or furnished to, the US Securities and Exchange Commission (the “Commission”) pursuant to the US Securities Exchange Act of 1934, as amended (the “Exchange Act”), by Burford Capital Limited (the “Registrant”) are incorporated into this Registration Statement by reference and shall be deemed to be a part hereof:

(a)	the Annual Report on Form 20-F of the Registrant for the year ended December 31, 2023 (Commission File No. 001-39511) filed with the Commission on March 28, 2024;

(b)	Report on Form 6-K of the Registrant, and the exhibits thereto, furnished to the Commission on January 30, 2024; and

(c)	the description of the Registrant’s ordinary shares, no par value per share, which is contained in the registration statement on Form 20-F filed with the Commission pursuant to Section 12 of the Exchange Act on September 11, 2020 (the “Form 20-F Registration Statement”), including any amendments or reports filed for the purposes of updating such description.

The following documents subsequently filed or furnished by the Registrant with or to the Commission after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement:

●	reports filed under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act; and

●	reports furnished on Form 6-K that indicate that they are incorporated by reference into this Registration Statement.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, in any subsequently filed amendment to this Registration Statement or in any document that is incorporated by reference into this Registration Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Except as described below, there is no provision of the Registrant’s articles of incorporation (the “Articles of Incorporation”) or the Registrant’s memorandum of incorporation (the “Memorandum of Incorporation”) or any contract, arrangement or statute, under which any director or officer of the Registrant is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

In summary, Article 37 of the Articles of Incorporation provides that:

(a)	to the extent permitted by the Companies (Guernsey) Law, 2008, as amended (the “Companies Law”), any director, alternate director, secretary, resident agent, other officer or auditor of the Registrant, and their respective heirs and executors (each, an “Indemnified Person”), shall be fully indemnified in so far as the Companies Law allows out of the assets and profits of the Registrant from and against all actions, suits, proceedings, expenses and liabilities (collectively, “Indemnification Matters”) which they or their respective heirs or executors may incur by reason of any contract entered into or any act or omission in or about the execution of their respective offices or trusts (including, without prejudice to the generality of the foregoing, against any costs, charges, expenses, losses or liabilities suffered or incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or the exercise or purported exercise of their powers and discretions and/or otherwise in relation to or in connection with their duties, powers or offices in relation to the Registrant), except such (if any) as would otherwise attach to them in connection with any negligence, default, breach of duty or breach of trust in relation to the Registrant, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipt for the sake of conformity or for any bankers or other person with whom any moneys or assets of the Registrant may be lodged or deposited for safe custody or for any bankers or other persons into whose hands any money or assets of the Registrant may come or for any defects of title of the Registrant to any property purchased or for insufficiency or deficiency of, or defect in, title of the Registrant to any security upon which any moneys of the Registrant shall be placed out or invested or for any loss, misfortune or damage resulting from any such cause as aforesaid or which may happen in or about the execution of their respective offices or trusts except should the same happen by or through their own negligence, default, breach of duty or breach of trust in relation to the Registrant, provided that Article 37 of the Articles of Incorporation shall be deemed not to provide for, or entitle any person to, indemnification to the extent that it would cause Article 37 of the Articles of Incorporation, or any part of it, to be treated as void under the Companies Law;

(b)	the Registrant shall pay the expenses (including lawyers’ fees) actually and reasonably incurred by an Indemnified Person in defending any Indemnification Matter in advance of its final disposition upon receipt of a written undertaking by or on behalf of such person to promptly repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under paragraph (a) above or otherwise. Payment of such expenses actually and reasonably incurred by such person may be made by the Registrant, subject to such terms and conditions as the directors in their discretion deem appropriate; and

(c)	the directors of the Registrant are empowered to purchase and maintain insurance (including, subject to applicable law, from an associated company or any of the Registrant’s subsidiary undertakings from time to time) for the benefit of a person who is or was a director, alternate director, secretary, resident agent, other officer or auditor of the Registrant or of a company which is or was a subsidiary undertaking of the Registrant or in which the Registrant has or had an interest (whether direct or indirect), indemnifying such persons against liability for negligence, default, breach of duty or breach of trust or other liability which may lawfully be insured against by the Registrant (including, without prejudice to the generality of the foregoing, insurance against any costs, charges, expenses, losses or liabilities suffered or incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or the exercise or purported exercise of their powers and discretions and/or otherwise in relation to or in connection with their duties, powers or offices in relation to the Registrant or any such other body).

In summary, the Companies Law provides that:

(a)	pursuant to sections 157(1) and 157(3) of the Companies Law, any provision, whether contained in a company’s memorandum or articles of incorporation or in any contract with the company or otherwise, that purports to exempt a director (to any extent) from any liability that would otherwise attach to such director in connection with any negligence, default, breach of duty or breach of trust in relation to a Guernsey company is void;

(b)	pursuant to section 157(2) of the Companies Law, any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or an associated company, or a body corporate which is an overseas company and a subsidiary of the company, against any liability attaching to such director in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director is void, except that section 157(2) of the Companies Law:

●	does not prevent a Guernsey company from purchasing and maintaining for a director of the company, or any associated company, insurance against any such liability (see section 158 of the Companies Law); and

●	does not apply to a qualifying third-party indemnity provision (see section 159 of the Companies Law). Section 159(2) of the Companies Law provides that “third party indemnity provision” means provision for indemnity against liability incurred by a director to a person other than the company or an associated company, and such provision does not provide any indemnity against: (i) any liability of the director to pay (A) a fine imposed in criminal proceedings, (B) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or (ii) any liability incurred by the director (A) in defending criminal proceedings in which he or she is convicted, (B) in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him or her, or (C) in connection with an application for relief under section 522 of the Companies Law in which the Royal Court of Guernsey refuses to grant him or her relief.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

(a)	The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit Number	Description

4.1	Articles of Incorporation (incorporated by reference to Exhibit 1.1 to the Form 20-F Registration Statement).

4.2	Memorandum of Incorporation (incorporated by reference to Exhibit 1.2 to the Form 20-F Registration Statement).

4.3*	Burford Capital Deferred Compensation Plan, effective as of February 1, 2021, as amended through Amendment No. 7, dated as of March 22, 2024 and effective as of April 1, 2024.

5.1*	Opinion of Ogier (Guernsey) LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Ogier (Guernsey) LLP (included in Exhibit 5.1).

24.1*	Power of attorney (included as part of the signature pages attached hereto).

107*	Filing fee table.
* Filed herewith.

ITEM 9. UNDERTAKINGS.

A.	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table or “Calculation of Registration Fee” table, as applicable,  in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thika, Kenya on April 24, 2024.

BURFORD CAPITAL LIMITED

By:	/s/ Rukia Baruti
Name: Rukia Baruti
Title: Authorized Person

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby severally and individually constitutes and appoints Mark N. Klein his or her true and lawful attorney-in-fact and agent with full powers of substitution to sign on his or her behalf, individually and in any and all capacities (including the capacities stated below), any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by the Registrant pursuant to Rule 462(b) of the Securities Act or Instruction E to Form S-8, in each case which relates to this Registration Statement, and all instruments or documents necessary or advisable in connection therewith and to file the same, with all exhibits thereto, and other instruments and documents in connection therewith, with the Commission, granting to said attorney-in-fact and agent, full power and authority to perform each and every act and thing whatsoever necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as any of the undersigned might or could do in person, hereby ratifying and confirming everything that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Christopher Bogart Christopher Bogart	Chief Executive Officer and Director (Principal Executive Officer)	April 24, 2024

/s/ Jordan Licht Jordan Licht	Chief Financial Officer (Principal Financial Officer)	April 24, 2024

/s/ Charles Utley Charles Utley	Chief Accounting Officer (Principal Accounting Officer)	April 24, 2024

/s/ Hugh Steven Wilson	Chairman of the Board of Directors	April 24, 2024
Hugh Steven Wilson

/s/ Rukia Baruti	Non-Executive Director	April 24, 2024
Rukia Baruti

/s/ Pamela Corrie	Non-Executive Director	April 24, 2024
Pamela Corrie

/s/ Robert Gillespie	Non-Executive Director	April 24, 2024
Robert Gillespie

/s/ Christopher Halmy Christopher Halmy	Non-Executive Director	April 24, 2024

/s/ John Sievwright John Sievwright	Non-Executive Director	April 24, 2024

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of Burford Capital Limited, has signed this Registration Statement or amendment thereto in the State of Delaware on April 24, 2024.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director